UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 1, 2014

UNITED AMERICAN HEALTHCARE CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-11638	38-2526913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 East Wacker Drive, Suite 1200 Chicago, Illinois	60601
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (313) 393-4571

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 1, 2014, registrant United American Healthcare Corporation (the “Company”) converted from a Michigan corporation into a Nevada corporation (the “Conversion”).  The Conversion was effected by the filing of a Certificate of Conversion with the Michigan Department of Licensing and Regulatory Affairs on July 28, 2014, and Articles of Conversion with the Nevada Secretary of State on July 30, 2014, in each case with an effectiveness date of August 1, 2014.  The Conversion was approved by the shareholders of the Company at a meeting of the shareholders held on December 13, 2013.

In connection with the Conversion, the Company also filed with the Nevada Secretary of State on July 30, 2014, a Plan of Conversion and Articles of Incorporation that are substantially identical to the proposed Plan of Conversion and Articles of Incorporation which were furnished as exhibits to the Company’s Definitive Proxy Statement on Schedule 14A filed on November 1, 2013.  The Company’s Articles of Incorporation are attached hereto as Exhibit 3.1.

In addition, the Bylaws of United American Healthcare Corporation, a Nevada corporation, are substantially identical to the proposed Bylaws which were furnished as exhibits to the Company’s Definitive Proxy Statement on Schedule 14A filed on November 1, 2013.  The Company’s Bylaws are attached hereto as Exhibit 3.2.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Articles of Incorporation

3.2	Bylaws

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2014	UNITED AMERICAN HEALTHCARE CORPORATION

	By:	/s/ John M. Fife
		Name:	John M. Fife
		Title:	President and Chief Executive Officer